Exhibit 99.2

CRANE CO.

Income Statement Data

(in thousands, except per share data)

	Three Months Ended March 31,
	2004	2003
Net Sales:
Aerospace & Electronics	$119,277	$87,374
Engineered Materials	69,010	62,886
Merchandising Systems	39,450	37,606
Fluid Handling	203,888	173,468
Controls	16,753	15,210
Intersegment Elimination	(72)	(74)

Total Net Sales	$448,306	$376,470

Operating Profit:
Aerospace & Electronics	$20,222	$16,871
Engineered Materials	15,531	12,964
Merchandising Systems	474	(2,118)
Fluid Handling	8,727	7,426
Controls	889	398
Corporate	(7,165)	(7,362)

Total Operating Profit	38,678	28,179

Interest Income	222	189
Interest Expense	(6,541)	(3,944)
Miscellaneous - Net	(218)	(165)

Income Before Income Taxes	32,141	24,259
Provision for Income Taxes	9,964	7,763

Net Income	$22,177	$16,496

Depreciation and Amortization	$13,798	$12,364

Per Diluted Share Data:
Net Income	$0.37	$0.28

Average Diluted Shares Outstanding	60,418	59,455
Average Basic Shares Outstanding	59,544	59,400

CRANE CO.

Condensed Balance Sheets

(in thousands)

	March 31, 2004	December 31, 2003
ASSETS
Current Assets
Cash and Cash Equivalents	$39,081	$142,518
Accounts Receivable	280,353	248,492
Inventories	253,683	235,431
Other Current Assets	35,744	35,335

Total Current Assets	608,861	661,776

Property, Plant and Equipment	300,054	302,638
Other Assets	310,549	311,123
Goodwill	579,113	536,239

Total Assets	$1,798,577	$1,811,776

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current Maturities of Long-Term Debt	$8	$100,275
Loans Payable	77,561	—
Accounts Payable	133,817	116,885
Accrued Liabilities	170,477	171,438
Income Taxes	34,174	29,976

Total Current Liabilities	416,037	418,574

Long-Term Debt	296,065	295,861
Deferred Income Taxes	58,630	57,738
Postretirement, Pension and Other Liabilities	244,210	253,352
Common Shareholders’ Equity	783,635	786,251

Total Liabilities and Shareholders’ Equity	$1,798,577	$1,811,776

CRANE CO.

Condensed Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2004	2003
Operating Activities:
Net income	$22,177	$16,496
Income from joint venture	(534)	(371)
Depreciation and amortization	13,798	12,364
Cash used for operating working capital	(29,474)	(4,159)
Asbestos-related payments	(3,814)	(421)
Other	(4,255)	(1,288)

Total (used for) provided from operating activities	(2,102)	22,621

Investing Activities:
Capital expenditures	(5,144)	(6,484)
Proceeds from disposition of capital assets	174	344
Payments for acquisitions, net	(50,630)	—
Proceeds from divestitures	—	1,200

Total used for investing activities	(55,600)	(4,940)

Financing Activities:
Dividends paid	(5,953)	(5,945)
Settlement of treasury shares acquired on the open market	(23,466)	(6,116)
Stock options exercised - net of shares reacquired	6,542	360
(Repayment) issuance of debt, net	(22,743)	1,032

Total used for financing activities	(45,620)	(10,669)

Effect of exchange rate on cash and cash equivalents	(115)	656

(Decrease) increase in cash and cash equivalents	(103,437)	7,668
Cash and cash equivalents at beginning of period	142,518	36,589

Cash and cash equivalents at end of period	$39,081	$44,257

CRANE CO.

Order Backlog

(in thousands)

	March 31, 2004	December 31, 2003	March 31, 2003
Aerospace & Electronics	$319,954	$277,173	$224,513
Engineered Materials	17,564	11,787	9,828
Merchandising Systems	11,176	10,330	10,543
Fluid Handling	163,955	140,192	138,134
Controls	13,029	12,169	14,736

Total Backlog	$525,678	$451,651	$397,754

CRANE CO.

Non-GAAP Financial Measures

(in thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2004	2003	2004
			(Estimated)
Cash (used for) provided from operating activities	$(2,102)	$22,621	$146,000	$164,000
Less: Capital expenditures	(5,144)	(6,484)	(32,000)	(30,000)
Dividends	(5,953)	(5,945)	(24,000)	(24,000)

Free cash flow	$(13,199)	$10,192	$90,000	$110,000

Free cash flow provides supplemental information to assist management and certain investors in analyzing the

Company’s ability to generate positive cash flow.

Free cash flow is considered a measure of cash generation and should be considered in addition to, but not as a substitute for, other measures reported in accordance with generally accepted accounting principles and may be inconsistent with similar measures presented by other companies.